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                                                                   Exhibit 99.1

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
PROXY                              Revoking any such prior appointment, the undersigned, a shareholder of Western
                                   Interstate Bancorp ("WIB"), hereby appoints David B. Kagnoff, James E. Rich and
WESTERN INTERSTATE BANCORP         Barry K. Williams, and each of them, attorneys and agents of the undersigned, with
18302 Irvine Boulevard             full power of substitution, to vote all shares of the Common Stock of the
Suite 300                          undersigned in WIB at the Special Meeting of Shareholders of WIB to be held at 18302
Tustin, CA 926780                  Irvine Boulevard, Suite 300, Tustin, CA 92780 on Wednesday, August 27, 1997 at 12:00 noon local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.
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FOR THE SPECIAL MEETING
TO BE HELD WEDNESDAY, AUGUST 27, 1997
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                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS OF WESTERN INTERSTATE BANCORP.
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THIS PROXY WHEN PROPERLY EXECUTED AND DATED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED
     FOR PROPOSALS 1 AND 2 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.
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1.  Approval of the Agreement and Plan of Merger, as described in the accompanying Proxy Statement/Prospectus.

                   FOR  / /             AGAINST  / /              WITHHOLD VOTE  / /
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2.  Approval of the proposal to give authority to the Proxies to adjourn the Special Meeting in order to permit further solicitation of proxies.

                   FOR  / /             AGAINST  / /              WITHHOLD VOTE  / /
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3.  With respect to the transaction of such other business as may properly come before the Special Meeting or any adjournments thereof, as the Proxies, in their sole discretion, may see fit.

                   FOR  / /             AGAINST  / /              WITHHOLD VOTE  / /
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Please sign exactly as name appears.       When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if
Dated __________________, 1997             a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
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              Signature

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         Signature if held jointly
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                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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